UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934

Check the appropriate box:
[x] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

PETRON ENERGY II, INC.
(Name of Registrant as Specified In Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.
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(4) Date Filed:

Contact person: Luke C. Zouvas
2750 Womble Road, Suite 107
San Diego, CA 92106
Tel (619) 688-1715; Fax (619) 688-1716

PETRON ENERGY II, INC.

17950 Preston Road, Suite 960, Dallas, Texas 75252

Telephone: (972) 272-8190

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF PETRON ENERGY II, INC.:

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Petron Energy II, Inc.:

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Shareholders”) of shares of common stock, par value $0.00001 per share (the “Common Stock”), of Petron Energy II, Inc., a Nevada Corporation (the “Company”). We are sending you this Information Statement to notify you that on or about September 3, 2014, the Shareholder holding a majority of our voting stock (the “Majority Shareholder”) approved the following actions (the “Corporate Action”) by written consent in lieu of a meeting of Shareholders:

1.	A 1-for-1500 Reverse Stock Split of the issued and outstanding shares of Common Stock of the Company.

This Information Statement is being furnished to Shareholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, on September 4, 2014, the Majority Shareholder, owning 1,617,527 shares of Common Stock and 1000 shares of Series A Preferred Stock (which grant Super Majority Voting Rights), representing approximately 51% of the total issued and outstanding voting shares of the Company as of September 3, 2014, (the “Record Date”), approved the Corporate Action by written consent in lieu of a meeting of Shareholders. Our Board of Directors approved the foregoing Corporate Action by written consent on September 4, 2014.

Our Board of Directors is not soliciting your proxy or consent in connection with the Corporate Action. You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Action taken by the Majority Shareholder. Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Action taken have no right under Nevada corporate law or the Company’s Articles of Incorporation or Bylaws to dissent or require a vote of all Shareholders.

The Corporate Action will not become effective before a date that is twenty (20) calendar days after this Information Statement is first mailed to Shareholders. The Information Statement is being mailed on or about October *, 2014, to Shareholders of record on the Record Date. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By order of the Board of Directors of

PETRON ENERGY II, INC.

Date: October *, 2014	/s/ Floyd Smith
By: Floyd Smith- Director

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C PROMULGATED THERETO

PETRON ENERGY II, INC.

PETRON ENERGY II, INC.

17950 Preston Road, Suite 960, Dallas, Texas 75252

Telephone: (972) 272-8190

INFORMATION STATEMENT

October *, 2014

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about October *, 2014 to the stockholders of record of Petron Energy II, Inc. (the “Company” or “Petron”) at the close of business on September 3, 2014. This Information Statement is being sent to you for informational purposes only. No action is requested or required on your part.

As of the close of business on the Record Date, we had 198,508,123 shares of common stock issued and outstanding.

This Information Statement is first being mailed on or about October *, 2014. This Information Statement constitutes notice to our stockholders of corporate action by stockholders without a meeting as required by Nevada Revised Statute 78.320.

INTRODUCTION

This information statement is being furnished to all holders of the Common Stock of the Company.

The Board of Directors has recommended and the Majority Shareholders of the Company have adopted resolutions to effect the above-listed actions. This Information Statement is being filed with the Securities and Exchange Commission and is provided to the Company’s shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended.

We are a corporation organized under the laws of Nevada. Petron is a 1934 Act company with stock registered pursuant to Section 12(g), quoted on the Over the Counter QB (“OTCQB”), under the symbol “PEII”. Information about us can be found in our December 31, 2013 Annual Report filed on Form 10-K. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of the shareholders and none is required under applicable Nevada Revised Statutes when an action has been approved by written consent by holders of a majority of the outstanding shares of our Common Stock. This Information Statement is first being mailed on or about October *, 2014 to the holders of Common Stock as of the Record Date of September 3, 2014.

B.   CORPORATE ACTIONS BY BOARD OF DIRECTORS AND CONSENTING MAJORITY SHAREHOLDER

On September 4, 2014, the Board of Directors of the Company (the “Board of Directors”) and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved the following corporate actions, which are each described in detail below:

•	A 1-for-1500 Reverse Stock Split of the issued and outstanding shares of Common Stock of the Company.

1. REVERSE SPLIT

General

On September 4, 2014, the Company’s Board of Directors and shareholders holding the majority of issued and outstanding Common Stock approved a One (1) for One Thousand Five Hundred (1500) reverse stock-split of its $0.00001 par value Common Stock. The par value of Common Stock will not change.

As of the Record Date the Company had approximately 198,508,123 Common Stock shares, 1,000 Series A Preferred Stock shares and 544,440 Series B Preferred Stock shares that are issued and outstanding.

Reasons for the Reverse Stock Split

The reverse split will decrease the number of shares of Common Stock issued and outstanding and increase the per share market price for the Common Stock. The effect of the reverse stock split upon the market price for its Common Stock cannot be predicted. There can be no assurance that the market price per share of the Company’s Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of its Common Stock outstanding resulting from the reverse stock split. The market price of the Company’s Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Material Effects of the Reverse Stock Split

The principal effects of the reverse split will be as follows:

•	Based upon 198,508,123 shares of Common Stock outstanding on the Record Date, the reverse split would decrease the outstanding shares of Common Stock to approximately 132,339 shares of Common Stock issued and outstanding. The reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in fractional share ownership (which shall be rounded up to the nearest whole share). Further, any outstanding options, warrants and rights to purchase Common Stock as of the Effective Date that are subject to adjustment will be decreased accordingly.

•	The Company will obtain a new CUSIP number for the Common Stock at the time of the reverse split. As a result of the reverse split, some stockholders may own less than 100 shares of Common Stock. A purchase or sale of less than 100 shares, known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares.

Certain Risk Factors Associated with the Reverse Stock Split

   Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:

•	There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

•	After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•	There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

•	The reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

Exchange of Certificate and Elimination of Fractional Share Interests

On the date of the reverse split shares of Common Stock will automatically be combined and changed where every one thousand five hundred shares of Common Stock will become one share of Common Stock. No additional action on our part or any shareholder will be required in order to affect the reverse split. Shareholders will be requested to exchange their certificates representing shares of Common Stock held prior to the reverse split for new certificates representing post-split shares of Common Stock. Shareholders will be furnished with the necessary materials and instructions to affect such exchange promptly following the Effective Date of the reverse split. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Common Stock outstanding prior to the reverse split are not presented for exchange upon request by the Company, any dividends that may be declared after the date of the reverse split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange. At such time, all such withheld dividends, which have not yet been paid to a holder, will be paid to the holder thereof or his designee, without interest.

There will be no cash payments for any fractional shares of post-reverse split Common Stock, and no fractional shares will be issued to any shareholder. All the fractional shares will be rounded up to the nearest whole share. In lieu of any such fractional share interest, each holder of pre-reverse Common Stock who would otherwise be entitled to receive a fractional share of post-reverse Common Stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse Common Stock held by such holder.

Authorized Shares

The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding will increase due to the reduction in the number of shares of the Common Stock issued and outstanding.

The Company has 2,000,000,000 shares of authorized Common Stock and 198,508,123 shares of Common Stock issued and outstanding as of September 3, 2014. Authorized but un-issued shares of Common Stock will be available for issuance, and the Company may issue such shares in the future. If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

The following table sets forth information regarding the Company’s current and anticipated number of authorized shares and issued and outstanding shares of the Common Stock following implementation of the reverse stock split.

	Number of Shares of Common Stock Authorized	Number of Common Stock Issued and Outstanding	Number of Shares of Common Stock Available for Issuance
As of September 3, 2014	2,000,000,000	198,508,123	1,801,491,877
After Reverse Stock Split at the Ratio of One for One Thousand Five Hundred.	2,000,000,000	132,339*	1,999,867,661

*Approximate number of issued and outstanding common stock after the reverse stock split since, upon the effectiveness of the reverse stock split, shareholders holding fractional post-split shares will be entitled to receive one whole share for each fractional share held by such shareholders.

Accounting Matters

The reverse stock split will not affect the par value of the Common Stock. As a result, as of the Effective Date of the reverse stock split, the stated capital attributable to the Common Stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio of One-for-One Thousand Five Hundred, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effects

Stockholders should be aware that approval of the Reverse Split could facilitate our future efforts to deter or prevent changes in control of the Company including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.  After the Reverse Split, we will have a significantly larger number of authorized but unissued shares of Common Stock, which would be available for future issuance without our stockholders’ approval.  These additional shares may be utilized for a variety of corporate purposes including but not limited to equity financing, corporate acquisitions and employee incentive plans.  The issuance of such shares, however, may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires.  Furthermore, the existence of authorized but unissued shares of common stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise, and thereby protect the continuity of the Company’s management.  For example, without further stockholder approval, our Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the incumbent Board of Directors.

Other than the reverse stock split, the Board of Directors does not currently contemplate the adoption of any other actions that could be construed to affect the ability of third parties to take over or change the control of the Company.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

C. DISSENTERS’ RIGHTS.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended, and the Nevada Revised Statutes (“NRS”). Pursuant to NRS 92A.300 to 92A.500 inclusive, none of the Corporate Actions described in this Information Statement will afford shareholders the opportunity to dissent from the Corporate Actions described herein and to receive an agreed or judicially appraised value for their shares.

D. THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

On September 4, 2014 our Board of Directors approved the proposal to authorize a One for One Thousand Five Hundred Reverse Split of our Common Stock. The action was also approved by the written consent of a majority of all shareholders entitled to vote on the Record Date. The actual affirmative vote was approximately 51% of all voting shares issued and outstanding.

The proposal is not effective before, first, completion of this Section 14(c) compliance, and, second, the mailing or delivery of a definitive Information Statement to shareholders at least 20 days prior to the date that this Corporate Action may take place.

VOTING SECURITIES OF THE COMPANY:

As of September 3, 2014, (the “Record Date”), we had 198,508,123 shares of Common Stock issued and outstanding. Holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our Common Stock, owned beneficially as of September 3, 2014 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock, and includes the 1,000 shares of Series A Preferred Stock and Super Majority Voting Rights associated with such Series A Preferred Stock which the Company agreed to issue to Mr. Smith pursuant to the Employment Agreement.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

		Percentage	Preferred
		of	Stock Voting
	Common	Common	Rights	Total Voting
	Stock	Stock	(Represented	Shares	Total
Name and Address of	Beneficially	Beneficially	in Voting	Beneficially	Voting
Beneficial Owner (1)	Owned	Owned	Shares) (2)	Owned (3)	Percentage (4)

Floyd L. Smith CEO, President,
Secretary, Treasurer and Director	1,617,527	0.753%	206,616,162	208,233,688	51.4%
David Knepper, Director	1,609,604	0.749%	—	1,609,604	0.4%
All Officers and Directors as
a Group (3 persons)	3,227,131	1.502%	206,616,162	209,843,292	51.8%

(1)  The address for each officer and Director of the Company, unless otherwise stated, is the Company’s principal address, 17950 Preston Road, Suite 960, Dallas, Texas 75252.

(2)  The Series A Preferred Stock is not entitled to any dividends, liquidation preference, conversion rights, or redemption rights.  The Series A Preferred Stock does however have the right, voting as a separate class, at any annual or special meeting of shareholders to vote in aggregate 51% of our outstanding voting shares on any and all shareholder matters (the “Super Majority Voting Rights”).

(3) Not including any options, warrants or non-voting securities held by the named shareholders above.

(4) Based on an aggregate of 405,129,729 outstanding voting shares, calculated based on 198,508,123 shares of common stock issued and outstanding, 5,444 voting shares attributable to the Series B Preferred Stock, and 206,616,162 voting shares attributable to the Series A Preferred Stock

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

E. DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information concerning the current Directors, nominees and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a Director, nominee or executive officer. The Directors serve one year terms or until successors are elected.

There are no family relationships among our directors or executive officers. None of our directors or officers is a director in any other U.S. reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.

Name	Age	Position
Floyd L. Smith	52	Chief Executive Officer, President, Secretary, Treasurer and Director
Bob Currier	63	Chief Financial Officer
David Knepper	59	Director

Floyd L. Smith, 52, Chief Executive Officer, President, Secretary, Treasurer and Director

Mr. Smith has served as the President of Petron Energy II, Inc. and its predecessor, Petron Special Energy Corp., an oil and gas exploration company since October 1998. Since May 2004, Mr. Smith has served as President of Petron Properties, LLP, a real estate company. From January 2004 to August 2008, Mr. Smith served as the President and owner of Murray Mortgage. From July 1992 to April 1998, Mr. Smith served as a broker at Grand Energy, Inc., working in sales. From August 1984 to July 1992, Mr. Smith served as the Manager of a Wal-Mart in Garland, Texas. Mr. Smith obtained his Bachelor’s Degree from Harding University, in Searcy, Arkansas in Business Administration in 1984.

Mr. Smith has deep knowledge of the Company’s history, strategies, technologies and culture. Having led Petron Special as Chief Executive Officer and as a Director since 2007, Mr. Smith has been the driving force behind the strategies and operations of Petron Special. His leadership of diverse business units and functions before becoming Chief Executive Officer gives Mr. Smith insight into the marketing, finance, and operations aspects of the Company.

David Knepper, 59, Director

Mr. Knepper has held multiple positions in the oil and gas industry over the course of the last 36 years. Mr. Knepper has served as President of Dogwood Operating Company, Inc., since July 2011. From June 2009 to June 2011, Mr. Knepper served as a Manager and as reorganization officer of MSB Energy. From May 2006 to May 2009, Mr. Knepper served as the Vice President of Engineering of Striker Petroleum. From June 2002 to May 2006, Mr. Knepper served as a private consultant to various oil and gas clients. From February 2000 to June 2002, Mr. Knepper served as a Manager – Special Projects, at Tribo Companies. From October 1993 to February 2000, Mr. Knepper served as Executive Director of Probe Resources. From August 1991 to October 1993, Mr. Knepper served as a Consultant to STZ Petroleum. From February 1990 to August 1991, Mr. Knepper served as Vice President of Acquisitions of DKM Resources. From August 1984 to December 1989, Mr. Knepper served as Manager of Acquisitions of Transco Exploration. From September 1982 to July 1984, Mr. Knepper served as Vice President of Engineering of L&A Energy. From May 1979 to September 1982, Mr. Knepper served as Acquisition Manager for Damson Oil. From May 1975 to May 1979, Mr. Knepper served as Production Engineer, Reservoir Engineer and the chairman of multiple committees at Amoco Production.

Mr. Knepper obtained his Bachelor’s Degree from Texas A&M University in 1975. Mr. Knepper is a member of the Society of Petroleum Engineers, the Texas Society of Professional Engineers and the Student Engineers Council – Texas A&M University.

Mr. Knepper has had a long and successful career in the oil and gas industry. He has significant experience in the operations of public and private companies. As evidenced by his broad network of resources developed over many years of involvement in the energy industry. Mr. Knepper understands how to locate, evaluate and negotiate oil and gas properties. Mr. Knepper’s depth of experience and expansive network as a board member makes him a significant asset to the Company.

Our Directors and any additional Directors we may appoint in the future are elected annually and will hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

Mr. Bob Currier, 63, Chief Financial Officer

Mr. Currier has a CPA certificate and has over 35 years of experience both in the public accounting and corporate sectors. Since 1987, Mr. Currier has been involved with entrepreneurial ventures in industries ranging from medical to real estate to oil and gas. With these companies, he has been responsible for developing financial reporting systems, helping raise capital, implementing internal controls and budget preparation. His experience has included both public and private entrepreneurial companies. He has also worked on SEC reporting engagements on a contract basis.

Mr. Currier started his professional career in 1971 with the audit staff at Ernst & Ernst in Kansas City. After six years, he transferred to the Paris, France office where he spent six years working on the audit of the French national oil company (Elf Aquitaine) and U. S. companies such as Eli Lilly and Harris Corporation. On the French national oil company audit, he was responsible for the exploration and production subsidiaries, the consolidation and joint venture audits. From Paris, he moved to the Dallas office and transitioned from oil and gas auditing to entrepreneurial services and was named the Vice Chairman of the entrepreneurial services group. Mr. Currier’s experience with the entrepreneurial services group included working with business plans and financial projections for various start-up companies.

Significant Employees and Consultants

Other than the officers and directors listed above, we currently have no other significant employees.

Involvement in Certain Legal Proceedings

The Company is not aware of any legal proceedings in which any Director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such Director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Audit Committee and Audit Committee Financial Expert

The Company does not have a separately designated standing audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K). Pursuant to Section 3(a)(58)(B) of the Exchange Act, the entire Board of Directors acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, and audits of the financial statements of the Company. The Commission recently adopted new regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an “audit committee financial expert” serving on its audit committee. In connection with these new requirements, the Company’s Board of Directors examined the Commission’s definition of “audit committee financial expert” and concluded that the Company does not currently have a person that qualifies as such an expert. Presently, there are only two (2) directors serving on the Company’s Board, and the Company is not in a position at this time to attract, retain and compensate additional directors in order to acquire a director who qualifies as an “audit committee financial expert”, but the Company intends to retain an additional director who will qualify as such an expert, as soon as reasonably practicable. While neither of our current directors meets the qualifications of an “audit committee financial expert”, each of the Company’s directors, by virtue of his past employment experience, has considerable knowledge of financial statements, finance, and accounting, and has significant employment experience involving financial oversight responsibilities. Accordingly, the Company believes that its current directors capably fulfill the duties and responsibilities of an audit committee in the absence of such an expert.

Nominating and Compensation Committee

The Company does not have nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Company intends to establish a compensation committee that would review and approve the Company’s salary and benefits policies, including compensation of executive officers, as soon as reasonably practicable.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the common stock of a company that files reports pursuant to Section 12 of the Exchange Act, are required to report the ownership of such common stock, options, and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership with the Commission. Specific due dates for these reports have been established, and the Company is required to report, in this Schedule 14C, any failure to comply therewith during the fiscal year ended December 31, 2013. The Company believes that all of these filing requirements were satisfied by its executive officers, directors and by the beneficial owners of more than 10% of the Company’s common stock. In making this statement, the Company has relied solely on copies of any reporting forms received by it, and upon any written representations received from reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) was required to be filed under applicable rules of the Commission.

Transactions with Related Persons

Other than previously reported in our annual report and quarterly report for the period ended June 30, 2014, filed with the Commission on August 8, 2014, incorporated by reference herein, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

Review, Approval or Ratification of Transactions with Related Persons

The Company does not have a written policy concerning the review, approval, or ratification of transactions with related persons. With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•	Disclosing such transactions in reports where required;
•	Disclosing in any and all filings with the SEC, where required;
•	Obtaining disinterested directors consent; and
•	Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCQB, on which shares of common stock are quoted, does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship, which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Floyd Smith is not an independent director because he is also an executive officer of the Company. According to the NASDAQ definition, David Knepper is not an independent director because he is also a shareholder of the Company.

F.  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our executive officers during the twelve month periods ended December 31, 2013 and 2012 (collectively, the “Named Executive Officers”):

Name and principal position	Year ended December 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Floyd L. Smith (1) CEO, CFO President, Secretary, Treasurer and Director	2013	$200,000							$200,000
	2012	$200,000							$200,000

Bob Currier, CEO (2)	2013	$79,750	—	—	$11,400	—	—		$91,150
	2012	—	—	—	—	—	—	—	—

The table above does not include prerequisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, December 31, 2013.

(1) Mr. Smith was appointed as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director on August 10, 2011.

(2) Bob Currier was appointed as the Company’s Chief Financial Officer on July 15, 2013.

Narrative Disclosure to Summary Compensation Table

Effective August 31, 2011, the Company entered into an Executive Employment Agreement with Floyd L. Smith. Pursuant to the employment agreement, Mr. Smith agreed to serve as President and Chief Executive Officer of the Company for a term of five years, renewable thereafter for additional one year periods if not terminated by either party, and we agreed to provide Mr. Smith consideration of $200,000 per year; reimbursement for reasonable business expenses; the ability to earn a yearly bonus in the sole discretion of the Board of Directors of the Company; co-investment rights, providing Mr. Smith the right to participate in the amount of up to 20% of any acquisition, transaction or funding undertaken by the Company during the term of the employment agreement; stock options to purchase 12,000,000 shares of the Company’s common stock at an exercise price of $0.0039 per share, with cashless exercise rights and a five year term, which vested immediately upon the parties’ entry into the employment agreement; and 1,000 shares of Series A Preferred Stock which give Mr. Smith Super Majority Voting Rights. The employment agreement includes a non-competition provision, prohibiting Mr. Smith from competing against the Company in Texas, Louisiana, Oklahoma or New Mexico for a term of 12 months following the termination of the employment agreement. The employment agreement can be terminated by the Company for cause (as defined in the agreement), without cause, or by Mr. Smith for good reason (as defined in the agreement) or without good reason. If the employment agreement is terminated due to Mr. Smith’s death, disability, with cause by the Company or without good reason by Mr. Smith, he is due the consideration earned by him up until the date of termination of the agreement. If the employment agreement is terminated by the Company without cause or by Mr. Smith for good reason, Mr. Smith is due the consideration earned by him up until the date of termination, plus the lesser of six months of salary due to Mr. Smith under the employment agreement and the remaining amount of consideration due pursuant to the terms of the employment agreement in a lump sum. Mr. Smith also agreed to assign the Company rights to any intellectual property and inventions which he creates or conceives during the term of the employment agreement relating to the Company’s business pursuant to the employment agreement.

Other than as described herein, we do not have any other written employment agreements and the Company has no plans to provide for group health insurance to employees, the payment of retirement benefits, or benefits that will be paid primarily following retirement.

The Company has no plans that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

Other than as described herein, the Company has no agreement that provides for payment to executive officers at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in any executive officer's responsibilities following a change in control.

Other than as described herein, there are no other employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No Named Executive Officer received any equity awards, or holds exercisable or unexercisbale options, as of the years ended October 31, 2012 and 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Equity
Incentive
Plan
Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option	Number
	Options	Options	Unearned	Exercise	Expiration	of Shares
Name	Exercisable (#)	Unexercisable (#)	Options (#)	Price ($)	Date	Awarded (#)

Floyd L. Smith	2,400	-	-	$ 19.50	August 31, 2016	83,031
Bob Currier	1,616	-	-	$ 6.25	June 1, 2016	-
David Knepper	-	-	-	$ -	n/a	83,031

Compensation Discussion and Analysis

Director Compensation

As of August 2013, each member of the Board of Directors receives $5,000 per month in fees paid by the issuance of our common stock as consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future change the consideration awarded to the members of the Board of Directors for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board of Directors reserves the right to grant stock options in the future (similar to those options granted to Mr. Smith in August 2011), if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award, other than the stock options previously granted to Mr. Smith, as described above.

G.   INDEPENDENT PUBLIC ACCOUNTANTS

Our principal accountant selected is KWCO, PC. We WILL NOT have a meeting of shareholders but a representative of KWCO, PC will have the opportunity to make a statement if so desired. A representative will be made available by email to respond to appropriate questions, if any should arise.

The following table represents the aggregate fees billed for professional audit services rendered by the independent auditor for our audit of the annual financial statements for the years ended December 31, 2013 and 2012. Audit fees and other fees of auditors are listed as follows:

	Year Ended December 31,
	2013	2012

Audit fees	$111,823	$116,812
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$111,823	$116,812

 Audit Fees

During the fiscal year ended December 31, 2013, we incurred approximately $111,823 in fees to our principal independent accountants for professional services rendered in connection with the audit and review of our financial statements for fiscal year ended December 31, 2013.

During the fiscal year ended December 31, 2012, we incurred approximately $116,812 in fees to our principal independent accountants for professional services rendered in connection with the audit and review of our financial statements for fiscal year ended December 31, 2012.

Audit-Related Fees

There were no fees billed during the fiscal years ended December 31, 2013 and 2012 for assurance and related services by our principal independent accountants that are reasonably related to the performance of the audit or review of our financial statements (and are not reported under Item 9(e)(1) of Schedule 14A).

Tax Fees

There were no fees billed during the fiscal years ended December 31, 2013 and 2012 for professional services rendered by our principal accountant related to tax compliance, tax advice and tax planning.

All Other Fees

There were no fees billed during the fiscal years ended December 31, 2013 and 2012 for products and services provided by our principal independent accountants (other than the services reported in Items 9(e)(1) through 9(e)(3) of Schedule 14A).

Work Performance by Others

The percentage of hours expended on the principal accountant's engagement to audit the registrant's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees was less than 50 percent.

As of December 31, 2013, the Company did not have a formal documented pre-approval policy for the fees of the principal accountant. The Company does not have an audit committee. The percentage of hours expended on the principal accountant's engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees was 0%.

H.    COMPENSATION PLANS

Securities Authorized for Issuance under Equity Compensation Plans

The Company has established a compensation plan under which equity securities are authorized for issuance to employees of the Company. More information regarding the Company’s equity compensation plans can be found by reviewing the Company’s registration statement on Form S-8 originally filed with the Commission on August 21, 2013.

 I.   AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

There is no action to be taken with respect to the authorization or issuance of any securities otherwise than for exchange for outstanding securities of the Company pursuant to the One for One Thousand Five Hundred Reverse Split as discussed herein.

J.   MODIFICATION OR EXCHANGE OF SECURITIES

The action taken by the Board of Directors and approved by a majority vote of the Shareholders of the Company does not modify any class of securities of the Company.

K. FINANCIAL AND OTHER INFORMATION

Not applicable.

L. MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

Not applicable.

M.   ACQUISITION OR DISPOSITION OF PROPERTY

Not applicable.

N.   RESTATEMENT OF ACCOUNTS

Not applicable.

O. ACTION WITH RESPECT TO REPORTS

No action is to be taken with respect to any report of the Company or of its directors, officers or committees or any minutes of a meeting of its security holders.

P. MATTERS NOT REQUIRED TO BE SUBMITTED

None.

Q.   OTHER PROPOSED ACTION

No action is to be taken on any matter not specifically referred to in this Schedule 14C.

R. VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding shares is sufficient for the Corporate Actions taken, which vote was obtained by the written consent of the Majority Shareholders as described herein.  As a result, ratification of the One for One Thousand Five Hundred Reverse Split has been approved and no further votes will be needed.

S. INFORMATION REQUIRED IN INVESTMENT COMPANY PROXY STATEMENT

Not applicable.

T. DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a shareholder, we are delivering only one Information Statement to multiple shareholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a shareholder who shares an address with another shareholder.  A shareholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to the Company’s legal counsel, Zouvas Law Group, P.C., Attention: Luke C. Zouvas, Esq., at 2750 Womble Road, Suite 107, San Diego, California 92101; Telephone: (619) 688-1116.

WHERE YOU CAN OBTAIN OTHER INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at the Public Reference Room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549.

Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by us are incorporated herein by reference:

1. Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and March 30, 2014.

2. Annual Report on Form 10-K for the year ended December 31, 2013.

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Previously described in this Information Statement on Schedule 14C in Item 1D.

ITEM 4. PROPOSALS BY SECURITY HOLDERS.

Not applicable.

ITEM 5. DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Previously described in this Information Statement on Schedule 14C in Item 1T.

CONCLUSION

As a matter of regulatory compliance, we are providing this Information Statement to you, which describes the purpose and effect of the above Corporate Actions.  Your consent to the above Corporate Actions is not required and is not being solicited in connection with these actions.  This Information Statement is intended to provide the Company’s shareholders information required by the rules and regulations of the Exchange Act.

PETRON ENERGY II, INC.

/s/ Floyd Smith Floyd Smith President and CEO

Dated: October *, 2014

By the order of the Board of Directors

/s/ Floyd Smith
Floyd Smith Director

/s/ David Knepper
David Knepper Director